EXHIBIT No. 10.42

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                ROBINSON JDM LTD.

                                    ("BUYER")

                                       AND

                            NIEMAND INDUSTRIES, INC.

                                   ("SELLER")





                                FEBRUARY 25, 1999

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

1.  Sale and Purchase of Assets and Liabilities................................1
    1.1      Sale and Purchase of Assets.......................................1
    1.2      Liabilities.......................................................3

2.  The Interim Period; Delivery of the Assets; Etc............................4

3.  Purchase Price4
    3.1      Purchase Price....................................................4
    3.2      Payment of the Purchase Price.....................................5
    3.3      Allocation of the Purchase Price..................................7

4.  Preliminary Closing and Closing; Time and Place............................7

5.  Representations and Warranties by Seller...................................8
    5.1      Organization and Standing.........................................8
    5.2      Authorization by Seller...........................................8
    5.3      Approvals, Consents, Etc..........................................8
    5.4      Compliance With Other Instruments.................................9
    5.5      Title to Assets; Absence of Liens and Encumbrances................9
    5.6      Inventory.........................................................9
    5.7      Tangible Property................................................10
    5.8      Contracts........................................................10
    5.9      Brokers..........................................................10
    5.10     No Suit, Etc.....................................................11
    5.11     Compliance With Laws.............................................11
    5.12     Ordinary Course..................................................11
    5.13     Representations and Warranties on Closing Date...................11

6.  Representations and Warranties by Buyer...................................11
    6.1      Organization and Standing of Buyer...............................11
    6.2      Authorization by Buyer...........................................12
    6.3      Approvals, Consents, Etc.........................................12
    6.4      Compliance With Other Instruments................................12
    6.5      Brokers..........................................................13

7.  Additional Covenants......................................................13
    7.1      Access 13
    7.2      Collection of Accounts Receivable................................13
    7.3      Further Assurances...............................................13
    7.4      Lien Releases....................................................14

    7.5      Warranty Service.................................................14
    7.6      Cooperation With Customers.......................................15
    7.7      Non-Competition..................................................15
    7.8      New Contracts....................................................15

8.  Conditions Precedent to the Obligations of Buyer..........................15
    8.1      Accuracy of Representations and Warranties.......................16
    8.2      Performance of Agreements........................................16
    8.3      Legal Proceedings................................................16
    8.4      Transfer Documents...............................................16
    8.5      No Liens.........................................................17

9.  Conditions Precedent to the Obligations of Seller.........................17
    9.1      Accuracy of Representations and Warranties.......................17
    9.2      Performance of Agreements........................................17
    9.3      Legal Proceedings................................................17

10. Termination...............................................................17
    10.1     Termination......................................................17
    10.2     Effect of Termination............................................18

11. General...................................................................18
    11.1     Survival of Representations, Warranties, Etc.....................18
    11.2     Expenses.........................................................19
    11.3     Waivers..........................................................19
    11.4     Notices..........................................................19
    11.5     Binding Effect; Benefits.........................................20
    11.6     Bulk Transfers...................................................20
    11.7     Assignment.......................................................20
    11.8     Headings.........................................................20
    11.9     Counterparts.....................................................20
    11.10    Construction.....................................................20
    11.11    Governing Law and Jurisdiction...................................21
    11.12    Arbitration......................................................21
    11.13    Separability.....................................................23
    11.14    Entire Agreement; Amendments.....................................23

                                LIST OF SCHEDULES
                                -----------------


         Exhibit A                             Container Business Definition
         Preliminary Schedule 1.1(a)           Raw Material Inventory
         Schedule 1.1(a)                       Raw Material Inventory
         Preliminary Schedule 1.1(b)           Finished Goods
         Schedule 1.1(b)                       Finished Goods
         Schedule 1.1(c)                       Machinery and Equipment
         Schedule 1.1(d)                       Molds
         Preliminary Schedule 1.1(e)           Contracts
         Schedule 1.1(e)                       Contracts
         Schedule 1.1(f)                       Customer List
         Schedule 3.3                          Allocation of the Purchase Price
         Schedule 11.4                         Notices

                            ASSET PURCHASE AGREEMENT
                            ------------------------


         THIS ASSET PURCHASE AGREEMENT ("Agreement") dated as of February 25,

1999, by and between ROBINSON JDM LTD., an Ontario corporation ("Buyer") and

NIEMAND INDUSTRIES, INC., a Delaware corporation ("Seller").

                                    RECITALS:

         WHEREAS, Seller and Buyer desire to enter into this Agreement pursuant to which Seller will sell to Buyer and Buyer will buy from Seller certain assets of Seller which Seller has used exclusively in connection with a particular segment of the business of Seller which is referred to hereinafter as the

"Container Business". The Container Business is defined on Exhibit A hereto.

         NOW, THEREFORE, in consideration of the respective representations,

warranties, covenants, agreements and conditions contained herein, Seller and

Buyer agree as follows:

         1.   Sale and Purchase of Assets and Liabilities.
              --------------------------------------------

              1.1 Sale and Purchase of Assets. At the "Preliminary Closing",

during the AInterim Period@ and at the "Closing" (as such terms are hereinafter defined), on the terms and subject to the conditions set forth in this

Agreement, Seller shall sell to Buyer and Buyer shall purchase from Seller all of Seller's right, title and interest in and to the following assets of the

Container Business (each, an "Asset", and, collectively, the "Assets"):

              (a) The raw material inventory (including, without limitation,

container closures, split paper stock and punched disks) of the Container

Business at the time of the Closing (the "RM"); as soon as practicable after the date of this Agreement, Seller shall deliver a listing of the raw material inventory which is on hand as of the date hereof to Buyer; at the Preliminary

Closing, Seller shall deliver Preliminary Schedule 1.1(a) to Buyer, which will show the raw material inventory of the Container Business at the time of the

Preliminary Closing, and as to which Buyer and Seller shall have reached agreement, acting in good faith and reasonably, prior to the Preliminary Closing; the parties will cooperate in conducting a physical review of the inventory of the RM as late as practicable prior to the

Closing, and a listing of the RM resulting therefrom, showing the value thereof,

will be delivered at the Closing and will be labeled Schedule 1.1(a). RM shall be valued at Seller's actual original purchase cost (excluding any storage and transport costs and any taxes paid or payable thereon); provided, however, that container closures shall be valued at the lesser of actual original purchase cost and selling price.

              (b) The finished goods inventory of the Container Business at the time of the Closing which relate to "Contracts" (as hereinafter defined) (the

"FG"); the RM and the FG are sometimes referred to collectively hereinafter as the "Inventory"; as soon as practicable after the date of this Agreement, Seller shall deliver a listing of the finished goods inventory which is on hand as of the date hereof to Buyer; at the Preliminary Closing, Seller shall deliver

Preliminary Schedule 1.1(a) to Buyer, which will show the finished goods inventory of the Container Business at the time of the Preliminary Closing; the parties will cooperate in conducting a physical review of the FG as late as practicable prior to the Closing, and a listing of the FG resulting therefrom,

valued at Seller's price to its customer pursuant to the pending purchase order therefor (excluding any separately delivered enclosures) reduced by fifteen percent (15%), will be delivered at the Closing and will be labeled Schedule

1.1(b).

              (c) The machinery and equipment of the Container Business at the

Preliminary Closing (the "M&E"); the M&E is listed, and the price of each item of M&E is set forth, on Schedule 1.1(c); and, in connection therewith, any related tools and accessories, and any spare parts which relate uniquely to the

M&E, engineering, product, manufacturing and assembly specifications, warranties from the manufacturer, drawings, blueprints and related data and materials used in the Container Business.

              (d) The molds used in the Container Business at the Preliminary

Closing (the "Molds"); the Molds are listed on Schedule 1.1(d).

              (e) The rights of the Container Business under the existing purchase orders from customers of Seller (the "Contracts") which are in effect as of the

Closing. The Buyer will deliver as soon as possible following the execution hereof Preliminary Schedule 1.1(e) being a list of all of the currently outstanding Contracts together with a good faith estimate by the Buyer of those

Contracts which will no longer be outstanding at the time of Closing. At the time of the Closing, the Buyer will deliver the definitive Schedule 1.1(e) which will list all of the Contracts to be assigned at the Closing. Each of the

Contracts shall be duly assigned to Buyer, provided, however, that to the extent that the assignment of any of the foregoing requires the consent of the other party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof, but Seller agrees that it will use its best efforts to obtain the written consent of the other parties to the assignment thereof to Buyer, and if such consent is not obtained, Seller will cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits under any such agreement, contract,

commitment and purchase or sales order.

              (f) The goodwill, the customer lists, a list of current suppliers,

and the patents, copyrights, research and development records, technical drawings and registered designs related exclusively to the Container Business,

if any; the customer list and current suppliers list will be attached at the

Closing as Schedule 1.1(f).

              1.2 Liabilities. Buyer does not assume or agree to be responsible for any debts, obligations, liabilities or expenses of Seller whatsoever other than liabilities arising out of the Contracts, but only as to which shipments or deliveries shall not have been made or as to which services shall not have been rendered as of the Closing, all of which were transferred to Buyer pursuant to

Section 1.1(e) above.

         2.   The Interim Period; Delivery of the Assets; Etc.. The parties intend that, during a transition period of approximately thirty days beginning on the date of the Preliminary Closing and extending through the Closing (the

"Interim Period"), Seller will continue to produce finished goods in order to satisfy its customer demand, and Seller will continue to sell to its customers, thereby reducing the amount of raw materials and finished goods to be included in the Inventory and generating additional accounts receivable for the

Seller. Seller will also continue the collection of its receivables during the

Interim Period. From time to time during the Interim Period, Seller will determine that certain of the M&E and Molds are no longer needed by Seller for

Interim Period production. Seller shall so notify Buyer, and Buyer will promptly arrange to take delivery of those items of the M&E and Molds from Seller, as hereinafter provided. The Closing will take place at the end of the Interim

Period. At the Closing, Buyer will take title to and possession of any Assets which then remain in the possession of Seller.

         3.   Purchase Price.
              ---------------

              3.1 Purchase Price. Subject to the terms and conditions of this

Agreement, Buyer will pay the following amounts to Seller, the aggregate of which shall be referred to hereinafter as the "Purchase Price":

              (a) The value of the RM, as shown on Schedule 1.1(a); plus

              (b) The value of the FG, as shown on Schedule 1.1(b); plus

              (c) Four Hundred and Eighty One Thousand Three Hundred Dollars ($481,300.00) for the M&E; plus

              (d) Two Hundred Thousand Dollars ($200,000.00) for the Molds; plus

              (e) One Hundred Dollars ($100.00) for the goodwill and customer lists.

              3.2 Payment of the Purchase Price. The Purchase Price shall be paid in the manner set forth below. All payments shall be in U.S. Dollars, and in cash, by certified or bank check, or by wire transfer of immediately available funds.

              (a) At the Preliminary Closing, Buyer shall deliver to Chicago

Title Company in Cleveland, Ohio or such other escrow agent as the parties may agree upon (the "Escrow Agent"), (i) the amount shown on Preliminary Schedule

1.1(a) as the value of the raw material inventory at the Preliminary Closing,

plus (ii) the amount shown on Preliminary Schedule 1.1(b) as the value of the finished goods inventory at the Preliminary Closing, plus (iii) the $681,400 price for the M&E, Molds, goodwill and customer list, as described in subsections (c), (d) and (e) of Section 3.1. Such amounts shall be distributed by the Escrow Agent in accordance with the terms set forth below and an escrow agreement effectuating such terms and such additional terms as the parties may require, acting reasonably and in good faith. The parties will negotiate the escrow agreement in good faith and will cause it to be executed and delivered by the parties hereto and the Escrow Agent on or before the Preliminary Closing

("Escrow Agreement").

              (b) The parties contemplate that (i) during the Interim Period,

Seller will use RM in its production, will purchase additional RM in fulfilling the Contracts, will produce FG
and will sell FG to its customers, (ii) from time to time during the Interim

Period, Seller will complete production of certain products and will fill all orders of certain products, and, as a result, will have no further need for particular items of M&E, Molds, RM and/or FG, (iii) as a result of the foregoing, the composition of the Inventory at Closing, and the value thereof,

will vary from the composition and value shown on Preliminary Schedules 1.1(a)

and (b), and (iv) Seller shall purchase all of the Inventory, the amount of which shall not have increased between the Preliminary Closing and Closing,

unless such increase is directly related to a firm customer order or is in accordance with the prior agreement of Buyer. To address these expectations, the parties have established the procedure set forth hereinafter for the use and delivery of, and payment for, the Inventory.

              (c) The Escrow Agent shall hold the funds delivered to it in a readily accessible, interest bearing account. In the event that Seller determines that it no longer requires particular items of M&E, Molds, RM or FG during the Interim Period, it shall so notify Buyer and the Escrow Agent of the items in question and their value as set out in the Schedules to this Agreement.

Within seven business days thereafter, but in no event more than once in any calendar week during the Interim Period, (i) Buyer shall remove such items from

Seller's premises, and (ii) the Escrow Agent shall remit the value of such items to Seller. The Escrow

Agreement shall provide that such transfers shall be subject to the prior or contemporaneous release of any liens on such Assets.

              (d) At the Closing, (i) the Purchase Price shall be computed, (ii)

possession and title to any of the Assets which had not been delivered and paid for pursuant to subsection (c) above shall be delivered to Buyer, (iii) the

Escrow Agent shall pay to Seller from the escrow funds the amount by which the

Purchase Price exceeds the amount it had delivered to Seller during the Interim

Period pursuant to subsection (c) above; if the amount in the escrow account is insufficient, Buyer shall pay the balance of the Purchase Price to Seller; if the amount in the escrow account exceeds the balance of the Purchase Price, the

Escrow Agent shall deliver the balance of the escrow account to Buyer.

              (e) The parties shall each be responsible for fifty percent (50%)

of the fees and expenses of the Escrow Agent.

              3.3 Allocation of the Purchase Price. The parties agree that the

Purchase Price is allocated among the Assets in the manner reflected on Schedule

3.3. Such allocation of the Purchase Price to each of the Assets was arrived at by arms-length negotiations, and the judgment of the parties properly reflects the fair market value of the items transferred pursuant to this Agreement. It is further agreed that the allocations set forth on Schedule 3.3 hereto shall be binding on the parties for federal and state income tax purposes in connection with this purchase and sale of the Assets, and that each party will cause its federal and state income tax returns to be completed and filed in a manner consistent with the allocations and valuations contained in or reflected on

Schedule 3.3 hereto.

         4. Preliminary Closing and Closing; Time and Place. On the terms and subject to the conditions set forth in this Agreement, a preliminary closing of he transactions contemplated hereby (the "Preliminary Closing") shall take place at the offices of Kohrman Jackson & Krantz P.L.L., One Cleveland Center,

1375 East Ninth Street, 20th Floor, Cleveland, Ohio 44114, on March 29, 1999,

commencing at 10:00 A.M., local time, or as soon as practicable thereafter, and a final closing of such transactions (the "Closing") shall take place at the same time and location on April 29, 1999 or at such other place, time and/or date as the parties hereto may agree (the date of the Closing being hereinafter referred to as the "Closing Date"). The Closing shall be deemed to have occurred at the close of business on the Closing Date.

         5. Representations and Warranties by Seller. As a material inducement to Buyer to execute this Agreement and perform its obligations hereunder, Seller represents and warrants to Buyer as follows:

              5.1 Organization and Standing. Seller is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby. Seller is duly qualified to do business and is in good standing in each jurisdiction in which it is presently conducting business and has the requisite corporate power and authority to own, lease and utilize its assets, properties and business and to carry on the Container

Business as such business is presently being conducted.

              5.2 Authorization by Seller. The execution, delivery and

performance by Seller of this Agreement, and the consummation by Seller of the transactions contemplated hereby, has been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except insofar as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the
enforceability of creditors' rights, or by limitations in the availability of the remedy of specific performance or injunctive relief, or by general equity principles.

              5.3 Approvals, Consents, Etc. Except for the consent of Seller's lender(s), which consent will be in writing and will be obtained by Seller prior to its delivery of any of the Assets, no consent, authorization or approval of,

or waiver or exemption by, or filing with, any other person is required in connection with the execution, delivery or performance by Seller of this

Agreement or the consummation by Seller of the transactions contemplated hereby.

              5.4 Compliance With Other Instruments. The execution, delivery and performance by Seller of this Agreement will not violate any provision of

Seller's Certificate of Incorporation or Bylaws, or any amendment thereof or any resolution of Seller, or the provisions of any applicable law, order or regulation of any governmental authority having jurisdiction over Seller and will not conflict with or result in a breach of the terms, conditions or provisions of any agreement or instrument to which Seller is now a party or by which Seller is now bound or constitute a default thereunder or result in the imposition of any lien, charge or encumbrance of any nature whatsoever on the

Assets.

              5.5 Title to Assets; Absence of Liens and Encumbrances. Except for

the lien(s) in favor of Seller's lenders, which liens will be released in accordance with Section 7.4
below, Seller owns outright and has good and marketable title to all of the

Assets, free and clear of all liens, charges and encumbrances.

              5.6 Inventory. All of the Inventory is suitable and usable or salable in the ordinary course of the Container Business to its current customers. None of the Inventory is held on consignment and, without limiting the generality of any representation and warranty contained in this Agreement,

Seller owns the Inventory free and clear of all liens, charges and encumbrances except for the liens contemplated in Section 7.4. The Inventory is labeled and stored in the manner that it has been historically stored and labeled. At the time of their transfer to Buyer, the finished goods will have been completed in a good and workmanlike manner, free from any material defects and made in compliance with the requirements of the customer for whom such finished goods have been manufactured. There will have been no increase in the raw materials forming the Inventory between the date hereof and the Closing save and except in connection with a firm order placed by a customer of the Container Business or pursuant to the written agreement of Buyer.

              5.7 Tangible Property. Buyer has had an opportunity to inspect the

M&E, molds and any other tangible personal property which is being sold to Buyer hereunder (the "Tangible Property"). Buyer acknowledges that Seller makes no representation or warranty as to the condition of the Tangible Property, and that such Tangible Property is being transferred on an "as is where is" basis.

At the time of the M&E and Molds delivery they will be materially in the same condition as when they were inspected by Buyer prior to the execution of this

Agreement, subject to reasonable wear and tear.

              5.8 Contracts. The selling price under each Contract is such that,

had Seller completed the Contract, its variable costs (being all labour and benefit costs (where benefit costs are 27% of the labour costs) plus all material costs) for completing each such Contract would not have exceed the selling price thereunder. The Buyer has not received and is not entitled to receive any deposits, prepayments or staged payments under any of the Contracts.

None of the Contracts has any manufacturing specifications or requirements which require the use of machinery, equipment or molds other than those included among the M&E and Molds being transferred pursuant to this Agreement, with the exception of tubes requiring a seamed on metal end. The schedule for completion and delivery under each of the Contracts is consistent with the past practice of the Container Business and had the Seller completed the Contract in the ordinary course of business, the Contract would have been fulfilled on time by the Seller using the M&E and the Molds and a seamer.

              5.9 Brokers. Except for Cook Associates, Inc., no broker, finder or other person hired, retained or contacted by Seller is entitled to receive any brokerage fee, finder's fee or the like by reason of the consummation of the transactions contemplated by this Agreement. Seller confirms that it is solely responsible for the payment of any obligations to Cook Associates, Inc. in connection with the transactions contemplated in this Agreement and Seller hereby indemnifies and saves harmless the Buyer, its officers, directors,

shareholders, employees and agents in connection with any payment that Cook

Associates, Inc. may claim from any of them in connection with the transactions contemplated herein.

              5.10 No Suit, Etc. There is no suit, action, dispute, civil or criminal litigation, arbitration, legal, administrative or other proceeding or governmental investigation, including appeals and applications for review, in progress, pending or, to the knowledge of Seller, threatened against the Seller and relating to the Container Business.

              5.11 Compliance With Laws. Seller has carried on the container

Business in compliance with all applicable laws.

              5.12 Ordinary Course. The Seller has carried on the Container

Business in the ordinary course for the past 12 months.

              5.13 Representations and Warranties on Closing Date. The

representations and warranties contained in this Article 5 shall be true in all material respects on and as of date of any transfer of any of the Assets to

Buyer, and on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such date of transfer and on and as of the Closing Date.

         6. Representations and Warranties by Buyer. Buyer, to induce Seller to sell the Assets as set forth herein, represents and warrants as follows:

              6.1 Organization and Standing of Buyer. Buyer is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the Province of Ontario, and has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby.

              6.2 Authorization by Buyer. The execution, delivery and

performance by Buyer of this Agreement, and the consummation by Buyer of the transactions contemplated hereby, has been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except insofar as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights, or by limitations in the availability of the remedy of specific performance or injunctive relief, or by general equity principles.

              6.3 Approvals, Consents, Etc. No consent, authorization or approval of, or waiver or exemption by, or filing with, any other person is required in connection with the execution, delivery or performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby.

              6.4 Compliance With Other Instruments. The execution, delivery and performance by Buyer of this Agreement will not violate any provision of Buyer's

Articles of Incorporation or Bylaws, or any amendment thereof or any resolution of Buyer, or the provisions of any applicable law, order or regulation of any governmental authority having jurisdiction over Buyer and will not conflict with or result in a breach of the terms, conditions or provisions of any agreement or instrument to which Buyer is now a party or by which Buyer is now bound or constitute a default thereunder.

              6.5 Brokers. No broker, finder or other person hired, retained or contracted by Buyer is entitled to receive any brokerage fee, finder's fee or the like by reason of the consummation of the transactions contemplated by this

Agreement.

         7.   Additional Covenants.
              ---------------------

              7.1 Access. Seller shall give to Buyer and to its counsel,

accountants and other representatives full access to its premises, to the Assets and to the personnel of Seller related thereto during normal business hours upon reasonable notice, and shall furnish to Buyer and such representatives such additional documents, financial information and information with respect to any of the Assets as Buyer may from time to time reasonably request; provided,

however, that neither the furnishing of copies of contracts, agreements and other documents or information to such persons nor any investigation by such persons or otherwise on behalf of Buyer shall affect Buyer's right to rely on the representations and warranties of Seller contained in this Agreement.

              7.2 Collection of Accounts Receivable. The parties acknowledge that accounts receivable from customers (i) for goods purchased prior to the

Closing belong to Seller, and (ii) for goods purchased on or after the Closing belong to Buyer. Each party agrees to deliver to the other party without delay any payments of accounts receivable which belong to such other party and which the customer delivers to it.

              7.3 Further Assurances. At or after the transfer of any Assets hereunder, Seller, at the request of Buyer, shall promptly execute and deliver,

or cause to be executed and
delivered, to Buyer all such assignments, bills of sale, endorsements, powers of attorney and other documents, in addition to those otherwise required by this

Agreement, in form and substance satisfactory to Buyer, as Buyer may reasonably request in order to (a) vest at the time of transfer or confirm after transfer good and marketable title of the Assets with the Buyer and, (b) perfect and record, if necessary, the sale, transfer, assignment, conveyance and delivery to

Buyer of the Assets and (c) otherwise carry out or evidence the terms of this

Agreement.

              7.4 Lien Releases. In connection with each transfer of an Asset to

Buyer hereunder, Seller shall obtain releases of the liens of Seller's lenders which encumber such Asset, effective at the time of transfer. Seller shall deliver to Buyer at the time of the transfer and the payment of the Purchase Price for the Asset, the appropriate UCC termination statement, in form suitable for filing. Buyer shall be entitled to file such termination statement, at its own expense.

              7.5 Warranty Service. Seller represents and warrants that the products sold by Seller prior to the Closing were warranted by Seller against defects in material and workmanship, and that warranty claims do not, on an annual basis, represent a material cost to Seller. In recognition of the fact that after the Closing Seller will no longer be in the business of manufacturing and assembling the products, Buyer agrees to attend to the repair or replacement of such products as Seller identifies to Buyer as being subject to a valid warranty claim, in an amount in the aggregate under all warranty claims not to exceed $5,000, as a one time deductible (the "Warranty Deductible"). Buyer shall not assume any of Seller's warranty obligations, but shall be responsible for providing warranty service up to the amount of the Warranty Deductible. Once

Buyer's cost of resolving warranty claims has exceeded the amount of the

Warranty Deductible, Seller agrees to pay to Buyer an amount equal to Buyer's cost of providing warranty service; provided, however, that Buyer shall not undertake the provision of warranty service if the cost thereof exceeds the customer's purchase price of the item without first obtaining written approval of Seller. Buyer shall have no obligation to perform any warranty services work in excess of the Warranty Deductible unless it is assured of full reimbursement of the cost therefor by the Seller. Seller shall, in its sole discretion, (i)

determine the validity of any warranty claim, and (ii) decide whether the defective product should be repaired or replaced. Seller shall indemnify Buyer in respect of any warranty claims which are outside of the scope of this provision.

              7.6 Cooperation With Customers. During the Interim Period, Seller

will, and will cause its salespeople to, cooperate with Buyer in their dealings with the customers of the Container Business.

              7.7 Non-Competition. At the Closing, Seller and Gibraltar

Packaging Group, Inc. ("Gibraltar") will execute non-competition and non-solicitation agreements, to the effect that neither Seller nor Gibraltar or its affiliates will compete with Buyer, directly or indirectly, in the Container

Business within North America for a period of two (2) years after the Closing.

              7.8 New Contracts. Seller agrees that, during the period from the date hereof through the Closing, Seller will not enter into any new agreements with customers which would fall within the definition of Contracts without first obtaining Buyer's consent, which consent will not be unreasonably withheld.

         8. Conditions Precedent to the Obligations of Buyer. The obligations of

Buyer under this Agreement are subject to the satisfaction, on or before the

Closing Date, of each of the conditions set forth in this Article 8. Each such condition is inserted herein solely for the benefit of Buyer, and Buyer may waive any such condition at any time.

              8.1 Accuracy of Representations and Warranties. The

representations and warranties of Seller contained in this Agreement shall be true on and as of the Closing Date with the same effect as if they were made on and as of the Closing Date.

              8.2 Performance of Agreements. Seller shall have performed all obligations and agreements and complied with all covenants contained in this

Agreement to be performed and with which it must comply on or before the Closing

Date.

              8.3 Legal Proceedings. There shall be no law, and no order shall have been entered and not vacated by a court or administrative agency of competent jurisdiction in any litigation, which (a) enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated hereby; (b)

requires separation of more than five percent (5%) of the

Assets after the Closing; or (c) restricts or interferes with, in any material way, the Assets after the Closing or materially or adversely affects the financial condition, results of operations, properties, business or prospects of

Seller's business, or restricts Buyer's ability to remove the Assets from

Seller's premises and transport them to Ontario; and there shall be no litigation pending before a court or administrative agency of competent jurisdiction, or threatened, seeking to do, or which, if successful, would have the effect of, any of the foregoing.

                  8.4 Transfer Documents. Seller shall have executed and

delivered to Buyer such bills of sale, assignments, endorsements, UCC releases

(to the extent then required pursuant to Section 7.4) and other instruments of conveyance and transfer, satisfactory in form and substance to Buyer and its counsel, as shall be effective to vest title to the Assets in Buyer, in accordance with the terms of this Agreement.

                  8.5 No Liens. There shall be no liens on any of the Assets at the time that they are transferred to Buyer and Seller shall provide proof

(including UCC termination statements) satisfactory to Buyer, acting reasonably,

that any liens have been released at the time of the transfer. The filing of UCC termination statements shall be the responsibility of Buyer.

         9. Conditions Precedent to the Obligations of Seller. The obligations of Seller under this Agreement are subject to the satisfaction, on or before the

Closing Date, of each of the
conditions set forth in this Article 9. Each such condition is inserted herein solely for the benefit of Seller, and Seller may waive any such condition at any time.

              9.1 Accuracy of Representations and Warranties. The

representations and warranties of Buyer contained in this Agreement shall be true on and as of the Closing Date with the same effect as if they were made on and as of the Closing Date.

              9.2 Performance of Agreements. Buyer shall have performed all obligations and agreements and complied with all covenants contained in this

Agreement to be performed and with which it must comply on or before the Closing

Date.

              9.3 Legal Proceedings. There shall be no law, and no order shall have been entered and not vacated by a court or administrative agency of competent jurisdiction in any litigation, which enjoins, restrains, makes illegal or prohibits consummation of the transactions contemplated hereby.

         10.  Termination.
              ------------

              10.1 Termination. This Agreement may be terminated prior to the

Closing in accordance with subsections (a) through (c) below.

              (a) At the election of Seller, if Buyer has breached any material representation, warranty, covenant or agreement contained in this Agreement,

which breach cannot be or is not cured by the Closing Date, or if any of the conditions precedent set forth in Article 8 has not been satisfied by the

Closing Date.

              (b) At the election of Buyer, if Seller has breached any material representation, warranty, covenant or agreement contained in this Agreement,

which breach
cannot be or is not cured by the Closing Date, or if any of the conditions precedent set forth in Article 7 has not been satisfied by the Closing Date.

              (c) At any time on or prior to the Closing Date, by mutual written consent of Seller and Buyer.

              10.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 10.1 hereof, the parties shall use all reasonable efforts to return to STATUS QUO ANTE, and, upon achieving such status, all other obligations of the parties hereunder shall terminate.

         11.  General.
              --------

              11.1 Survival of Representations, Warranties, Etc. (a) The

representations and warranties contained in this Agreement shall survive the

Closing until the one hundred eightieth (180th) day after the Closing Date (and shall thereafter terminate), except for those relative to title of the Assets,

or any of them, which representations and warranties shall survive without limitation as to time.

              (b) The agreements and covenants set forth in this Agreement shall survive the Closing and shall continue until all obligations set forth therein shall have been performed and satisfied or until such agreements and covenants shall have terminated in accordance with their terms.

              11.2 Expenses. Except as otherwise provided herein, whether the transactions contemplated by this Agreement are consummated or fail to be consummated for any reason whatsoever, each of the parties hereto shall pay its own expenses and the fees and expenses of its counsel and accountants and other experts.

              11.3 Waivers. No action taken pursuant to this Agreement,

including any investigation by or on behalf of any party hereby, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of any condition or of a breach of any other provision of this

Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

              11.4 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be either (i) delivered personally, (ii) sent by telegraph or telex, (iii) sent by facsimile transmission, (iv) delivered by nationally recognized overnight courier service against a receipt therefor, or (v) sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given (A) when so delivered personally, telegraphed, telexed or sent by facsimile transmission if applicable; (B) when delivered by courier if applicable; or (C) if mailed,

fifteen days after the date of deposit in the mail if applicable, to the parties identified on Schedule 11.4 hereto. Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

              11.5 Binding Effect; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

              11.6 Bulk Transfers. The parties hereto waive compliance with the requirements of the Bulk Transfer and/or Bulk Sales Laws of any jurisdiction in connection with the sale of the Assets to Buyer hereunder.

              11.7 Assignment. This Agreement shall not be assignable without the prior written consent of each non-assigning party. Nothing in this

Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

              11.8 Headings. The section and other headings contained in this

Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

              11.9 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The execution of counterparts shall not be deemed to constitute delivery of this Agreement by a party until the other party has also executed and delivered his/its counterparts.

              11.10 Construction. In this Agreement, unless the context

otherwise requires, words in the singular or in the plural shall each include the singular and the plural, and words of the masculine gender shall include the feminine and the neuter, and, when the sense so indicates, words of the neuter gender may refer to any gender.

              11.11 Governing Law and Jurisdiction.
                    -------------------------------

              (a) The validity, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware, U.S.A.

              (b) Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in a court of proper jurisdiction in Delaware, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action,

suit or proceeding, any claim that he or it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such ourt in any such action, suit, or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if served or delivered as provided by the rules of the court in which such legal action, suit or proceeding has been instituted. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or, subject to the provisions of Section

11.12 below, to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

              11.12 Arbitration.
                    ------------

              (a) Any dispute or controversy arising out of or related to this

Agreement, or the breach thereof, shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration

Association ("AAA") and this provision. In the event of a conflict between the

AAA rules and this provision, the terms of this provision shall govern.

              (b) Either party may invoke this arbitration procedure by giving written notice to that effect by certified mail to the other party. The parties will attempt to agree upon a single arbitrator. If agreement regarding selection of a single arbitrator is not reached within thirty (30) days after the initial demand for arbitration, each party shall, within thirty (30) days thereafter,

name an arbitrator. Those two arbitrators shall, within thirty (30) days after they both have been named, select a third arbitrator, who shall serve as the

Chair of the arbitration panel. If the two party-selected arbitrators are unable to agree upon a third arbitrator, then the

AAA shall appoint a person who is neutral to the parties to act as the Chair of the arbitration panel. None of the arbitrators may be former or current partner,

principal, director, officer, shareholder, employee or agent of either of the parties.

              (c) Each of the parties shall file a written submission with supporting documents to the single arbitrator or, if applicable, to the arbitration panel (hereinafter, references to "arbitration panel" shall include a single arbitrator agreed upon by the parties or the three member panel selected in accordance herewith, as applicable) within ninety (90) days after appointment of the last member of the arbitration panel, which period may be extended by the arbitration panel. At the same time, each party shall also serve a copy of such submission on the other party.

              (d) The arbitration hearing shall be held in Cleveland, Ohio, USA,

at a site and at a time designated by the arbitration panel.

              (e) The parties shall have at their disposal the same pre-trial discovery rights available under the Federal Rules of Civil Procedure and the

Local Rules of the United States District Court for the Northern District of

Ohio; provided, that the arbitration panel may shorten the time permitted by those Rules for any discovery procedure in light of the ninety (90) day timetable for the parties' submissions specified above, and provided further that any dispute regarding discovery shall be submitted for decision to the arbitration panel.

              (f) At the arbitration hearing, each party shall have the

opportunity to present witnesses and to cross-examine the witnesses presented by the other party. The arbitration panel shall be relieved of judicial formality and need not adhere to formal rules of evidence.

              (g) The majority of the arbitration panel shall issue a written decision resolving the controversy within thirty (30) days after the close of the hearing, which decision will state the facts reviewed, conclusions reached and reasons for the conclusions. The decision will be binding upon the parties in any court of competent jurisdiction and will not be subject to appeal. The arbitration panel also shall allocate the fees and expenses of the arbitration panel between the parties.

              11.13 Separability. Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

              11.14 Entire Agreement; Amendments. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written,

with respect thereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party or parties against whom any waiver,

change, amendment, modification or discharge may be sought.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

         NIEMAND INDUSTRIES, INC.



         By:  /s/ John W. Lloyd

         Its:     Secretary



         ROBINSON JDM LTD.


         By:  /s/ Ian Tippen

         Its:  President

                                    EXHIBIT A

                             THE CONTAINER BUSINESS
                             ----------------------


The "Container Business" is the manufacture and sale of the following products:


Any spiral wound paper container, except (i) those currently produced and filled at the Niemand facility, (ii) the vaginal applicator tube (Applicade), and (iii) the patented Entherm tube.

                                  SCHEDULE 3.3

                        ALLOCATION OF THE PURCHASE PRICE
                        --------------------------------


       The Purchase Price Shall be allocated among the Assets as follows:


           Asset                              Price
---------------------------------------------------

  Machinery and Equipment                     $481,300

  Molds                                       $200,000

  Inventory                                   [To be inserted at Closing]

  Goodwill and Customer Lists                 $100.00

                                  SCHEDULE 11.4

                                     NOTICES
                                     -------


         To Buyer:                  Robinson JDM Ltd.
                                    Chesterfield S40 1YJ
                                    United Kingdom
                                    Attn: President
                                    Fax: 011-44-1246-505-350

         With copy to:              John Atchison, Esquire
                                    Gardiner, Roberts
                                    40 Kings Street West, Suite 3100
                                    Toronto, Ontario
                                    Canada  M5H 3Y2
                                    Fax: 416-865-6636

         To Seller:                 Niemand Industries, Inc.
                                    c/o John W. Lloyd
                                    270 Warner Hill Road
                                    Southport, Connecticut  06490
                                    Fax: 203-319-8025

         With copy to:              Gibraltar Packaging Group, Inc.
                                    2000 Summit Avenue
                                    Hastings, Nebraska  68902-2148
                                    Attn: President
                                    Fax: 402-463-1661

                                         and
                                    Alan M. Rauss, Esquire
                                    Kohrman Jackson & Krantz P.L.L.
                                    One Cleveland Center, 20th Floor
                                    1375 East Ninth Street
                                    Cleveland, Ohio  44114
                                    Fax: 216-621-6536